Exhibit (H)(30)

PARTICIPATION AGREEMENT

PARTICIPATION AGREEMENT

Among

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION

VOYA INVESTMENTS DISTRIBUTOR, LLC

VOYA INVESTMENTS, LLC

VOYA VARIABLE PORTFOLIOS, INC

and

VOYA VARIABLE PRODUCTS TRUST

THIS AGREEMENT, made and entered into as of this __th day of April, 2018 by and among NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION (hereinafter the “Company”), a Delaware life insurance company, on its own behalf and on behalf of its Separate Accounts (collectively, the “Accounts”) and Contracts (as hereinafter defined) as set forth on Schedule A hereto; VOYA VARIABLE PORTFOLIOS, INC. and VOYA VARIABLE PRODUCTS TRUST, an open-end management investment company and business trusts organized under the laws of each entity’s state of Domicile (hereinafter the “Trusts”) on behalf of the Designated Portfolio (as defined below and set forth on Schedule A hereto); Voya Investments, LLC (hereinafter the “Adviser”) and Voya Investments Distributor, LLC (hereinafter the “Distributor”), a Delaware limited liability company.

WHEREAS, each Trust engages in business as an open-end management investment company and is available to act as the investment vehicle for separate accounts established for variable life insurance policies and/or variable annuity contracts (collectively, the “Variable Insurance Products”) to be offered by insurance companies, including the Company, which have entered into participation agreements similar to this Agreement (hereinafter “Participating Insurance Companies”); and

WHEREAS, the beneficial interest in each Trust is divided into several series of shares, each designated a “Portfolio” and representing the interest in a particular managed portfolio of securities and other assets; and

WHEREAS, the Company has registered certain variable annuity or variable life contracts supported wholly or partially by the Account(s) (the “Contracts”) under the

Securities Act of 1933, as amended (the “1933 Act”) (unless such Contracts are exempt from registration), the Account(s) is/are a duly organized, validly existing segregated asset account(s), established by resolution of the Board of Directors of the Company under the insurance laws of the State of Delaware, to set aside and invest assets attributable to the Contracts; and, unless the Account(s) and the securities are exempt from registration, which, in turn, are purchased by contractowners (“Customers”); and the Company has registered the Account(s) as a unit investment trust under the Investment Company Act of 1940, as amended (the “1940 Act”) and has registered the securities deemed to be issued by the Account(s) under the 1933 Act; and

WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares in the Portfolio(s) listed in Schedule A attached hereto and incorporated herein by reference, as such Schedule may be amended from time to time by mutual written agreement (the “Designated Portfolio(s)”), on behalf of the Account(s) to fund the Contracts, and each Trust is authorized to sell such shares to unit investment trusts such as the Account(s) at net asset value; and

NOW, THEREFORE, in consideration of their mutual promises, the Company, each Trust, the Distributor and the Adviser agree as follows:

ARTICLE I

    SALE OF TRUST SHARES

1.1 Each Trust agrees to sell to the Company those shares of the Designated Portfolio(s) which the Account(s) orders, executing such orders on each Business Day at the net asset value next computed after receipt by each Trust or its designee of the order for the shares of the Designated Portfolios. From time to time and upon written agreement, the parties may agree to add other Portfolios. For purposes of this Section 1.1, the Company shall be the designee of each Trust for receipt of such orders and receipt by such designee shall constitute receipt by each Trust, provided that each Trust receives notice of any such order by 10:00 a.m. Eastern time on the next following Business Day. “Business Day” shall mean any day on which the New York Stock Exchange is open for trading and on which the Designated Portfolio calculates its net asset value pursuant to the rules of the SEC.

1.2 Each Trust agrees to make shares of the Designated Portfolio(s) available for purchase at the applicable net asset value per share by the Company and the Account(s) on those days on which each Trust calculates its Designated Portfolio(s)’ net asset value pursuant to rules of the SEC, and each Trust shall calculate such net asset value on each day which the New York Stock Exchange is open for trading. Notwithstanding the foregoing, the Board of Directors of the Trust (hereinafter the “Board”) may refuse to sell shares of any Designated Portfolio to any person, or suspend or terminate the offering of shares of any Designated Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Board acting in good faith and in light of its fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of such Designated Portfolio.

1.3 Each Trust and the Distributor agree that shares of each Trust will be sold only to Participating Insurance Companies and their separate accounts and other persons who are permissible investors consistent with the Account(s) meeting the requirement of Treasury Regulation §1.817-5.

1.4 Each Trust shall redeem in cash its shares at the net asset value of the applicable Portfolio next computed after receipt by the Trust (or its agent) of the request for redemption its shares in accordance with the terms of its then current prospectus. (For purposes of this Section 1.4, the Company shall be the designee of each Trust for receipt of requests for redemption and receipt by such designee shall constitute receipt by each Trust, provided that each Trust receives notice of any such request for redemption by 10:00 a.m. Eastern time on the next following Business Day.) With respect to payment of the purchase price by the Company or of redemption proceeds by a Trust, the Company and the Trusts shall net purchase and redemption orders with respect to any Portfolio and shall transmit one net payment per Portfolio in accordance with this Section 1.4 and Section 1.7.

1.5 The Parties hereto acknowledge that the arrangement contemplated by this Agreement is not exclusive; each Trust’s shares may be sold to other Participating Insurance Companies (subject to Section 1.3) and the cash value of the Contracts may be invested in other investment companies.

1.6 The Company shall pay for Trust shares by 3:00 p.m. Eastern time on the next Business Day after an order to purchase Trust shares is made in accordance with the provisions of Section 1.1 hereof. Payment shall be in federal funds transmitted by wire and/or by a credit for any shares redeemed the same day as the purchase.

1.7 Each Trust agrees to use its best efforts to pay and transmit the proceeds of redemptions of Trust shares by 12:00 p.m. Eastern Time on the same Business Day after a redemption order is received in accordance with Section 1.4 hereof. In no event shall any such payment be delayed for a greater period than permitted by the 1940 Act. Payment shall be in federal funds transmitted by wire and/or a credit for any shares purchased the same day as the redemption.

1.8 Issuance and transfer of each Trust’s shares will be by book entry only. Stock certificates will not be issued to the Company or the Account(s). Shares purchased from each Trust will be recorded in an appropriate title for the Account(s) or the appropriate sub-account of the Account(s).

1.9 Each Trust shall furnish same day notice (by wire or telephone, followed by written confirmation) to the Company of any income, dividends or capital gain distributions payable on the Designated Portfolio(s) ‘shares. The Company hereby elects to receive all such income dividends and capital gain distributions as are payable on the Designated Portfolio shares in additional shares of that Designated Portfolio. The Company reserves the right to revoke this election and to receive all such income dividends and capital gain distributions in cash. Each Trust shall notify the Company by the end of the next following Business Day of the number of shares so issued as payment of such dividends and distributions.

1.10 Each Trust shall make the net asset value per share for each Designated Portfolio available to the Company on each Business Day as soon as reasonably practical after the net asset value per share is calculated and shall use its best efforts to make such net asset value per share available by 9:00 p.m. Eastern time. The Trust shall use commercially reasonable efforts to provide Company with timely NAVs. The parties acknowledge that certain events, including, but not limited to, fair valuation, computer system failures, and natural catastrophes may delay the delivery of or require revision to the NAVs. In the event of an error in the computation of a Designated Portfolio’s net asset value per share (“NAV”) or any dividend or capital gain distribution (each, a “pricing error”), each Trust shall immediately notify the Company as soon as possible after discovery of the error. Such notification may be verbal, but shall be confirmed promptly in writing in accordance with Article XI of this Agreement. A pricing error shall be corrected as follows:

a)	If the pricing error results in a difference between the erroneous NAV and the correct NAV of less than $0.01 per share, then no corrective action need be taken.
b)	If the pricing error results in a difference between the erroneous NAV and the correct NAV equal to or greater than $0.01 per share, but less than 1/2 of 1% of the Designated Portfolio’s NAV at the time of the error, then each Trust shall reimburse the Designated Portfolio for any loss, after taking into consideration any positive effect of such error; however, no adjustments to a Customer’s accounts need be made.
c)	If the pricing error results in a difference between the erroneous NAV and the correct NAV equal to or greater than 1/2 of 1% of the Designated Portfolio’s NAV at the time of the error, then each Trust shall reimburse the Designated Portfolio for any loss (without taking into consideration any positive effect of such error) and shall reimburse the Company for the costs of adjustments made to correct a Customer’s accounts in accordance with the provisions of Schedule B.

If an adjustment is necessary to correct a material error which has caused Customers to receive less than the amount to which they are entitled, the number of shares of the applicable sub-account of such Customers will be adjusted and the amount of any underpayments shall be credited by each Trust to the Company for crediting of such amounts to the applicable Customers accounts. Upon notification by each Trust of any overpayment due to a material error, the Company shall promptly remit to Trust any overpayment that has not been paid to Customers. In no event shall the Company be liable to Customers for any such adjustments or underpayment amounts. A pricing error within items (a) and (b) above shall be deemed to be “materially incorrect” or constitute a “material error” for purposes of this Agreement.

The standards set forth in this Section 1.10 are based on the Parties’ understanding of the views expressed by the staff of the SEC as of the date of this

Agreement. In the event the views of the SEC staff are later modified or superseded by SEC or judicial interpretation, the parties shall amend the foregoing provisions of this Agreement to comport with the appropriate applicable standards, on terms mutually satisfactory to all Parties.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

2.1 The Company represents and warrants that:

a)	The Contracts and the securities deemed to be issued by the Account(s) under the Contracts are or will be registered under the 1933 Act, unless an exemption from registration is available.
b)	The Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws and that the sale of the Contracts shall comply in all material respects with state insurance requirements.
c)	It is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established the Account(s) prior to any issuance or sale of units thereof as a segregated asset account under Delaware law.
d)	It has registered the Account(s) as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts and that it will maintain such registration for so long as any Contracts are outstanding as required by applicable law, unless an exemption from registration is available.

2.2 Each Trust represents and warrants that:

a)	It has obtained an order from the Securities and Exchange Commission (hereinafter the “SEC”), dated May 3, 2000 (File No. 812-11848), granting Participating Insurance Companies and variable annuity separate accounts exemptions from the provisions of sections 9(a), 13(a), 15(a), and 15(b) of the Investment Company Act of 1940, as amended, (hereinafter the “1940 Act”) and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of each Trust to be sold to and held by variable annuity separate accounts of life insurance companies that may or may not be affiliated with one another and qualified pension and retirement plans (“Qualified Plans”) (hereinafter the “Mixed and Shared Funding Exemptive Order”).
b)	Designated Portfolio(s) shares sold pursuant to this Agreement shall be registered under the 1933 Act, duly authorized for issuance and sold in compliance with all applicable federal securities laws including without limitation the 1933 Act, the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the 1940 Act.
c)	It is and shall remain registered under the 1940 Act.

d)	It shall amend the registration statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares.
e)	It will make every effort to ensure that Designated Portfolio(s) shares will be sold in compliance with the insurance laws of each Trust’s state of domicile and all applicable state insurance and securities laws.
f)	It shall register and qualify the shares for sale in accordance with the laws of the various states if and to the extent required by applicable law.
g)	The Company and each Trust will endeavor to mutually cooperate with respect to the implementation of any modifications necessitated by any change in any applicable federal laws, regulations or interpretations, or any applicable state insurance laws, regulations or interpretations of the foregoing that affect the Designated Portfolio(s) (a “Law Change”), and to keep each other informed of any Law Change that becomes known to either party.
h)	It is lawfully organized and validly existing under the laws of each Trust’s state of domicile and that it does and will comply in all material respects with the 1940 Act.

2.3 Each Trust has adopted a plan pursuant to Rule 12b-1 under the 1940 Act and to impose an asset-based or other charge to finance distribution expenses as permitted by applicable law and regulation. To the extent that each Trust decides to finance distribution expenses pursuant to Rule 12b-1, each Trust undertakes to have its Board, a majority of whom are not interested persons of each Trust, formulate and approve any plan pursuant to Rule 12b-1 under the 1940 Act to finance distribution expenses. Any payment made to the Company for services provided will be paid in accordance with Schedule C of this Agreement.

2.4 In the event of such a Law Change as noted in Section 2.2, each Trust agrees that, except in those circumstances where each Trust has advised the Company that its Board of Directors has determined that implementation of a particular Law Change is not in the best interest of all of each Trust’s shareholders; it shall provide the Company with an explanation regarding why such action is lawful before, any action that may be required by a Law Change will be taken.

2.5 The Distributor represents and warrants that:

a)	It is duly registered as a broker-dealer under the Securities Exchange Act of 1934, as amended, (the “1934 Act”) and is a member in good standing of the Financial Industry Regulatory Agency, Inc. (“FINRA”).
b)	It is and shall remain duly registered under all applicable federal and state securities laws.
c)	It shall perform its obligations for each Trust in compliance in all material respects with the laws of any applicable state and federal securities laws.

2.6 The Adviser represents and warrants that:

a)	It is lawfully organized and validly existing under the laws of its state of organization.

b)	It is duly registered as an investment adviser under the 1940 Act.

c)	It is and shall remain duly registered under all applicable federal and state securities laws.

d)	It shall perform its obligations for the Trust in compliance in all material respects with the laws of any applicable state and federal securities laws.

2.7 Each Trust and the Distributor represent and warrant that:

a)	All of their respective officers, employees, investment advisers, and other individuals or entities dealing with the money and/or securities of each Trust are, and shall continue to be at all times, covered by one or more blanket fidelity bonds or similar coverage for the benefit of each Trust in an amount not less than the minimal coverage required by Rule 17g-1 under the 1940 Act or related provisions as may be promulgated from time to time.
b)	The aforesaid bonds shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

2.8 Each Trust will provide the Company with as much advance notice as is reasonably practicable of any material change affecting the Designated Portfolio(s) (including, but not limited to, any material change in the registration statement or prospectus affecting the Designated Portfolio(s)) and any proxy solicitation affecting the Designated Portfolio(s) and consult with the Company in order to implement any such change in an orderly manner, recognizing the expenses of changes and attempting to minimize such expenses by implementing them in conjunction with regular annual updates of the prospectus for the Contracts. Each Trust agrees to share equitably in expenses incurred by the Company as a result of actions taken by each Trust, consistent with the allocation of expenses contained in Schedule B attached hereto and incorporated herein by reference.

2.9 The Company represents and warrants, for purposes other than diversification under Section 817 of the Internal Revenue Code of 1986 as amended (“the Code”), that:

a)	The Contracts are currently and at the time of issuance will be treated as life insurance or annuity contracts, as the case may be, under applicable provisions of the Code, and that it will make every effort to maintain such treatment and that it will notify each Trust and the Distributor immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.
b)	The Account(s) is/are a “segregated asset account” and that interests in the Account(s) are offered exclusively through the purchase of or transfer into a

“variable contract” within the meaning of such terms under Section 817 of the Code and the regulations thereunder.
c)	It will not purchase Trust shares with assets derived from tax-qualified retirement plans except, indirectly, through Contracts purchased in connection with such plans.

The Company will use every reasonable effort to continue to meet such definitional requirements, and it will notify each Trust and the Distributor immediately upon having a reasonable basis for believing that such requirements have ceased to be met or that they might not be met in the future.

2.10 Each party to this Agreement represents and warrants that it shall comply with the requirements of Rule 38a-1 of the 1940 Act.

ARTICLE III

PROSPECTUSES AND PROXY STATEMENTS; VOTING

3.1 At least annually, each Trust or the Distributor shall provide the Company with an electronic, print ready copy of each Trust’s current summary prospectus for the Designated Portfolio(s) as the Company may request for marketing purposes (including distribution to Customers with respect to new sales of a Contract), with expenses to be borne in accordance with Schedule B hereof. If requested by the Company in lieu thereof Trust or Distributor shall provide such documentation and other assistance as is reasonably necessary in order for the Company once each year (or more frequently if the summary prospectuses for the Designated Portfolio(s) are amended). Each Trust and the Distributor agree that the summary prospectus for the Designated Portfolio(s) will describe only the Designated Portfolio(s) and will not name or describe any other portfolios or series that may be in each Trust unless required by law.

3.2 Each Trust’s prospectus shall state that the Statement of Additional Information (“SAI”) for each Trust is available from each Trust and each Trust shall provide the SAI free of charge to any current or prospective contract owner who requests the SAI. Each Trust and Distributor agree to provide the Company with as many copies of the SAI as reasonably requested.

3.3 Each Trust and/or Distributor shall provide the Company with copies of each Trust’s proxy material, reports to stockholders and other communications to stockholders for the Designated Portfolio(s) in such quantity, with expenses to be borne in accordance with Schedule B hereof, as the Company may reasonably require to permit timely distribution thereof to Customers.

3.4 If and to the extent required by law the Company shall:

a)	Solicit voting instructions from Customers.
b)	Vote the Designated Portfolio(s) shares held in the Account(s) in accordance with instructions received from Customers.

c)	Vote Designated Portfolio shares held in the Account(s) for which no instructions have been received in the same proportion as Designated Portfolio(s) shares for which instructions have been received from Customers, so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners.

The Company reserves the right to vote Trust shares held in any segregated asset account in its own right, to the extent permitted by law.

3.5 The Company shall be responsible for assuring that each of its separate accounts holding shares of a Designated Portfolio calculates voting privileges as directed by each Trust and agreed to by the Company and each Trust. Each Trust agrees to promptly notify the Company of any changes of interpretations or amendments of the Mixed and Shared Funding Exemptive Order.

3.6 Each Trust will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular each Trust will either provide for annual meetings (except insofar as the SEC may interpret Section 16 of the 1940 Act not to require such meetings) or, as each Trust currently intends, comply with Section 16(c) of the 1940 Act (although each Trust is not a Trust described in Section 16(c) of that Act) as well as with Sections 16(a) and, if and when applicable, 16(b). Further, each Trust will act in accordance with the SEC’s interpretation of the requirements of Section 16(a) with respect to periodic elections of directors or trustees and with whatever rules the SEC may promulgate with respect thereto.

ARTICLE IV

SALES MATERIAL AND INFORMATION

4.1 The Company shall furnish, or shall cause to be furnished, to each Trust or its designee, a copy of each piece of sales literature or other promotional material that the Company develops or proposes to use and in which each Trust (or a Portfolio thereof) or the Distributor is named in connection with the Contracts, at least ten (10) Business Days prior to its use. No such material shall be used if each Trust objects to such use within five (5) Business Days after receipt of such material.

4.2 The Company shall not give any information or make any representations or statements on behalf of any Trust in connection with the sale of the Contracts other than the information or representations contained in the respective registration statements, including the prospectus or SAI for each Trust shares, as the same may be amended or supplemented from time to time, or in sales literature or other promotional material approved by each Trust or the Distributor except with the permission of each Trust or the Distributor.

4.3 Each Trust or the Distributor shall furnish, or shall cause to be furnished, to the Company, a copy of each piece of sales literature or other promotional material in which the Company and/or its separate account(s) is named at least ten (10) Business Days prior to its use. No such material shall be used if the Company objects to such use within five (5) Business Days after receipt of such material.

4.4 Each Trust or the Distributor shall not give any information or make any representations on behalf of the Company or concerning the Company, the Account(s), or the Contracts other than the information or representations contained in a registration statement, including the prospectus or SAI for the Contracts, as the same may be amended or supplemented from time to time, or in sales literature or other promotional material approved by the Company or its designee, except with the permission of the Company.

4.5 Each Trust will provide to the Company at least one complete copy of all registration statements, prospectuses, SAIs, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Designated Portfolio(s) within a reasonable period of time following the filing of such document(s) with the SEC or FINRA or other regulatory authorities.

4.6 The Company will provide to each Trust at least one complete copy of all registration statements, prospectuses, SAIs, reports, solicitations for voting Instructions, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Contracts or the Account(s), if requested by the Company within a reasonable period of time after such request.

4.7 For purposes of Articles IV and VIII, the phrase “sales literature and other promotional material” includes, but is not limited to:

a)	Advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media; e.g., on-line networks such as the Internet or other electronic media).
b)	Sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article).
c)	Educational or training materials or other communications distributed or made generally available to some or all agents or employees.
d)	Shareholder reports.
e)	Proxy materials (including solicitations for voting instructions).
f)	Any other material constituting sales literature or advertising under the FINRA rules, the 1933 Act or the 1940 Act.

4.8 At the request of any party to this Agreement, each other party will make available to the other party’s independent auditors and/or representative of the appropriate regulatory agencies, all records, data and access to operating procedures that may be reasonably requested in connection with compliance and regulatory requirements related to this Agreement or any party’s obligations under this Agreement; provided, however that any information provided under this section shall be considered confidential information subject to Article X of this agreement.

ARTICLE V

    FEES AND EXPENSES

5.1 All expenses incident to performance by each Trust and the Distributor under this Agreement shall be paid by the appropriate party, as further provided in Schedule B. Each Trust shall see to it that all shares of the Designated Portfolio(s) are registered and authorized for issuance in accordance with applicable federal law and, if and to the extent required, in accordance with applicable state laws prior to their sale.

5.2 The parties shall bear the expenses of routine annual distribution (mailing costs) of each Trust’s prospectus and distribution (mailing costs) of each Trust’s proxy materials and reports to owners of Contracts offered by the Company, in accordance with Schedule B.

5.3 As compensation for the services rendered by Company pursuant to this Agreement (including those described in Schedule D), the Distributor shall pay Company the fees set forth in Schedule C.

5.4 Notwithstanding Schedule C and Section 5.3, above, the parties acknowledge that a Fund may, without prior notice, suspend or eliminate the payment of any compensation, including Distribution 12b-1 Fees and Shareholder Servicing Fees (as defined in Schedule C) or other compensation, by amendment, sticker or supplement to the Prospectus of each Fund. The parties agree that Distributor shall have no obligation to pay any compensation to the Company for the sale or servicing of Shares until Distributor receives the related compensation from the applicable Fund, and that Distributor’s liability to the Company for such payments will not be more than the amount of related compensation that Distributor receives from such Fund.

ARTICLE VI

DIVERSIFICATION AND QUALIFICATION

6.1 Each Trust and the Distributor represent and warrant that:

a)	Each Trust will at all times sell its shares and invest its assets in such a manner as to ensure that the Contracts will be treated as life insurance or annuity contracts, as the case may be, under the Code, and the regulations issued thereunder.
b)	Without limiting the scope of the foregoing, each Trust and each Designated Portfolio thereof will at all times comply with Section 817(h) of the Code and Treasury Regulation (§)1.817-5, as amended from time to time, and any Treasury interpretations thereof, relating to the diversification requirements for variable annuity contracts, as the case may be, and any amendments or other modifications or successor provisions to such Section or Regulations.
c)	Shares of the Designated Portfolio(s) will be sold only to Participating Insurance Companies and their separate accounts and to Qualified Plans.
d)	No shares of any Designated Portfolio of each Trust will be sold to the general public.
e)	Each Trust and each Designated Portfolio is currently qualified as a Regulated Investment Company under Subchapter M of the Code, and that each Designated Portfolio will maintain such qualification (under Subchapter M or any successor or similar provisions) as long as this Agreement is in effect.
f)	They will notify the Company immediately upon having a reasonable basis for believing that each Trust or any Designated Portfolio has ceased to comply with the aforesaid Section 817(h) diversification or Subchapter M qualification requirements or might not so comply in the future. In the event of any such non-compliance, the Adviser will take all reasonable steps to adequately diversify the Portfolio so as to achieve compliance within the grace period afforded by Section 1.817-5 of the regulations under the Code. Upon written request from the Company, within 15 business days after the request is received by the Adviser, the Adviser shall provide to the Company evidence of its compliance with the aforementioned diversification requirements, in a format agreeable to each party.

6.2 The Company agrees that if the Internal Revenue Service (“IRS”) asserts in writing in connection with any governmental audit or review of the Company or, to the Company’s knowledge, of any Customer that any Designated Portfolio has failed to comply with the diversification requirements of Section 817(h) of the Code or the Company otherwise becomes aware of any facts that could give rise to any claim against each Trust or Distributor as a result of such a failure or alleged failure that:

a)	The Company shall promptly notify each Trust and the Distributor of such assertion or potential claim.
b)	The Company shall consult with each Trust and the Distributor as to how to minimize any liability that may arise as a result of such failure or alleged failure.

c)	The Company shall use its best efforts to minimize any liability of each Trust and the Distributor resulting from such failure, including, without limitation, demonstrating, pursuant to Treasury Regulations, Section 1.817-5(a)(2), to the commissioner of the IRS that such failure was inadvertent.
d)	Any written materials to be submitted by the Company to the IRS, any Customer or any other claimant in connection with any of the foregoing proceedings or contests (including, without limitation, any such materials to be submitted to the IRS pursuant to Treasury Regulations, Section 1.817-5(a)(2)) shall be provided by the Company to each Trust and Distributor (together with any supporting information or analysis) within at least two (2) business days prior to submission.
e)	The Company shall provide each Trust and the Distributor with such cooperation as each Trust and the Distributor shall reasonably request (including, without limitation, by permitting each Trust and the Distributor to review the relevant books and records of the Company) in order to facilitate review by each Trust and Distributor of any written submissions provided to it or its assessment of the validity or amount of any claim against it arising from such failure or alleged failure.
f)	A Trust and its affiliates shall have no rights or benefits under the foregoing clauses (a) through (e) and the Company shall have no obligations under those clauses if either the Trust fails to materially comply with its obligations under any of the foregoing clauses or if the Trust is grossly negligent in its failure to satisfy its obligations under Section 6.1 of this Agreement.

ARTICLE VII

POTENTIAL CONFLICTS AND COMPLIANCE WITH MIXED AND SHARED

FUNDING EXEMPTIVE ORDER

7.1 The Board will monitor each Trust for the existence of any material irreconcilable conflict between the interests of the contract owners of all separate accounts investing in each Trust. An irreconcilable material conflict may arise for a variety of reasons, including:

a)	Any action by any state insurance regulatory authority.
b)	A change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities.
c)	An administrative or judicial decision in any relevant proceeding.
d)	The manner in which the investments of any Designated Portfolio are being managed.
e)	A difference in voting instructions given by life insurance or variable annuity Customers or by contract owners of different Participating Insurance Companies.
f)	A decision by a Participating Insurance Company to disregard the voting instructions of contract owners.

The Board shall promptly inform the Company if it determines that an irreconcilable material conflict exists and the implications thereof.

7.2 The Company will report any potential or existing conflicts of which it is aware to the Board. The Company will assist the Board in carrying out its responsibilities under the Mixed and Shared Funding Exemptive Order, by providing the Board with all information reasonably necessary for the Board to consider any issues raised. This includes, but is not limited to, an obligation by the Company to inform the Board whenever contract owner voting instructions are to be disregarded. Such responsibilities shall be carried out by the Company with a view only to the interests of its Customers.

7.3 If it is determined by a majority of the Board, or a majority of its directors who are not interested persons of each Trust or Distributor to any of the Designated Portfolios (the “Independent Directors”), that a material irreconcilable conflict exists, the Company and other Participating Insurance Companies shall, at their expense and to the extent reasonably practicable (as determined by a majority of the Independent Directors), take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, up to and including:

a)	Withdrawing the assets allocable to some or all of the separate accounts from each Trust or any Designated Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another portfolio of each Trust.
b)	Submitting the question whether such segregation should be implemented to a vote of all affected contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., annuity contract owners, life insurance contract owners, or variable contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected contract owners the option of making such a change.
c)	Establishing a new registered management investment company or managed separate account.

7.4 If a material irreconcilable conflict arises because of a decision by the Company to disregard Customer voting instructions and that decision represents a minority position or would preclude a majority vote, the Company may be required, at each Trust’s election, to withdraw the Account(s)’ investment in each Trust and terminate this Agreement; provided, however that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the Independent Directors. Any such withdrawal and termination must take place within six (6) months after each Trust gives written notice that this provision is being implemented, and until the end of that six month period each Trust and the Distributor shall continue to accept and implement orders by the Company for the purchase (and redemption) of shares of each Trust.

7.5 If a material irreconcilable conflict arises because a particular state insurance regulator’s decision applicable to the Company conflicts with the majority of other state regulators, then the Company will withdraw the Account(s)’ investment in each Trust and terminate this Agreement within six months after the Board informs the Company in writing that it has determined that such decision has created an irreconcilable material conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board. Until the end of the foregoing six month period, each Trust shall continue to accept and implement orders by the Company for the purchase (and redemption) of shares of each Trust.

7.6 For purposes of Sections 7.3 through 7.5 of this Agreement, a majority of the disinterested members of the Board shall determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will each Trust be required to establish a new funding medium for the Contracts. The Company shall not be required by Section 7.3 to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Customers affected by the irreconcilable material conflict. In the event that the Board determines that any proposed action does not adequately remedy any irreconcilable material conflict, then the Company will withdraw the Account(s)’ investment in each Trust and terminate this Agreement within six (6) months after the Board informs the Company in writing of the foregoing determination; provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the Independent Directors.

7.7 If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Mixed and Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the Mixed and Shared Funding Exemptive Order, then (a) each Trust and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable: and (b) Sections 3.5, 3.6, 7.1, 7.2, 7.3, 7.4, and 7.5 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted.

ARTICLE VIII

INDEMNIFICATION

8.1 Indemnification By the Company

(a) The Company agrees to indemnify and hold harmless each Trust, the Distributor and the Adviser and each of their respective officers and directors or trustees and each person, if any, who controls each Trust, Distributor or Adviser within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 8.1) against any and all losses, claims, expenses, damages and liabilities (including amounts paid in settlement with the written consent of the Company)

or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, expenses, damages or liabilities (or actions in respect thereof) or settlements are related to the sale or acquisition of each Trust’s shares or the Contracts and:

(i)	Arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement or prospectus or SAI covering the Contracts or contained in the Contracts or sales literature or other promotional material for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this Agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of each Trust, the Distributor or the Adviser for use in the registration statement or prospectus for the Contracts or in the Contracts or sales literature or other promotional material (or any amendment or supplement to any of the foregoing) or otherwise for use in connection with the sale of the Contracts or Trust shares.
(ii)	Arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus, SAI or sales literature or other promotional material of each Trust not supplied by the Company or persons under its control) or wrongful conduct of the Company or persons under its control, with respect to the sale or distribution of the Contracts or Trust Shares.
(iii)	Arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, SAI, or sales literature or other promotional material of each Trust, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such a statement or omission was made in reliance upon information furnished in writing to each Trust by or on behalf of the Company.
(iv)	Arise as a result of any failure by the Company to provide the services and furnish the materials under the terms of this Agreement.
(v)	Arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company, as limited by and in accordance with the provisions of Sections 8.1(b) and 8.1(c) hereof.

(b) The Company shall not be liable under this indemnification provision with respect to any losses, claims, expenses, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations or duties under this Agreement or to any of the Indemnified Parties.

(c) The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision, except to the extent that the Company has been prejudiced by such failure to give notice. In case any such action is brought against the Indemnified Parties, the Company shall be entitled to participate, at its own expense, in the defense of such action. The Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Company to such party of the Company’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

(d) The Indemnified Parties will promptly notify the Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of each Trust Shares or the Contracts or the operation of each Trust.

8.2 Indemnification by each Trust, Distributor, and Adviser

(a) Each Trust, Distributor, and Adviser (in each case solely to the extent relating to such party’s responsibilities hereunder), agree to indemnify and hold harmless the Company and its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 8.2) against any and all losses, claims, expenses, damages and liabilities (including amounts paid in settlement with the written consent of each Trust or the Distributor) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may be required to pay or become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, expenses, damages, liabilities or expenses (or actions in respect thereof) or settlements, are related to the operations of each Trust or the Distributor and arise:

(i)	As a result of any failure by each Trust, the Distributor or the Adviser to provide the services and furnish the materials under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the diversification and other qualification requirements specified in Article VI of this Agreement).
(ii)	Out of or result from any material breach of any representation and/or warranty made by each Trust, the Distributor or the Adviser in this Agreement or arise out of or result from any other material breach of this Agreement by each Trust.
(iii)	Out of or result from the incorrect or untimely calculation or reporting of the daily net asset value per share (subject to Section 1.10 of this Agreement) or dividend or capital gain distribution rate; as limited by and in accordance with the provisions of Sections 8.3(b) hereof.
(iv)	Out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or SAI or sales literature or other promotional material of each Trust prepared by each Trust, the Distributor or the Adviser (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this Agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to each Trust, the Distributor or the Adviser by or on behalf of the Company for use in the registration statement or SAI or prospectus for each Trust or in sales literature or other promotional material (or any amendment or supplement to any of the foregoing) or otherwise for use in connection with the sale of the Contracts or Trust shares.
(v)	Out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus, SAI, sales literature or other promotional material for the Contracts not supplied by each Trust or the Distributor or persons under its control) or wrongful conduct of each Trust or Distributor or persons under their control, with respect to the sale or distribution of the Contracts or Trust shares.

(b) Each Trust, Distributor, or Adviser shall not be liable under this indemnification provision with respect to any losses, claims, expenses, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified

Party’s reckless disregard of obligations or duties under this Agreement or to any of the Indemnified Parties.

(c) Each Trust, Distributor, or Adviser shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified each Trust, Distributor, or Adviser in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify each Trust, Distributor or Adviser of any such claim shall not relieve it from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision, except to the extent that each Trust, Distributor, or Adviser has been prejudiced by such failure to give notice. In case any such action is brought against the Indemnified Parties, each Trust, Distributor or Adviser will be entitled to participate, at its own expense, in the defense thereof. Each Trust, Distributor and Adviser shall also be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from each Trust, Distributor or Adviser to such party of each Trust, Distributor, or Adviser’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and each Trust, Distributor and Adviser will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

(d) The Company agrees promptly to notify each Trust, Distributor, or Adviser of the commencement of any litigation or proceeding against them or any of its respective officers or directors in connection with the Agreement, the issuance or sale of the Contracts, the operation of the Account(s), or the sale or acquisition of shares of each Trust.

(e) In the event any party is unable to perform its obligations or duties under the terms of this Agreement because of acts of God, strikes, riots, acts of war, equipment failures, or power or other utility failures or damage or other cause reasonably beyond its control, such party will not be liable for any and all losses, damages, costs, charges, counsel fees, payments, expenses or liability to any other party resulting from such failure to perform its obligations or duties under this Agreement or otherwise from such causes. In any such event, the relevant party will be excused from any further performance and observance of the obligations so affected (and from any related indemnity obligations under this Agreement) for as long as such circumstances prevail provided each party uses commercially reasonable efforts to recommence performance or observance as soon as practicable.

(f) THE PARTIES AGREE THAT, NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, NO PARTY SHALL BE LIABLE TO ANOTHER PARTY FOR ANY PUNITIVE, INCIDENTAL, SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES OF ANY KIND IN CONNECTION WITH THIS

AGREEMENT, EVEN IF THE PARTY WHO IS LIABLE HAS BEEN INFORMED IN ADVANCE OF THE POSSIBILITY OF SUCH DAMAGES.

ARTICLE IX

APPLICABLE LAW

9.1 This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed entirely within such State, without regard to the conflicts of law principles of such State. Each party hereby irrevocably and unconditionally submits to the jurisdiction of (i) the United States District Court for the Southern District of New York and (ii) the Supreme Court of the State of New York, New York County, for the purposes of any suit, action or other proceeding arising out of this Agreement. Each party hereby agrees to commence any such action, suit or proceeding in the United States District Court for the Southern District of New York or, if such suit, action or other proceeding cannot be brought in such court for jurisdictional reasons, to commence such suit, action or other proceeding in the Supreme Court of the State of New York, New York County. Service of any process, summons, notice or document by U.S. registered or certified mail to such party’s respective address set forth in Article XIV shall be effective service of process for any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction in this Agreement. Each party irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement in (i) the United States District Court for the Southern District of New York or (ii) the Supreme Court of the State of New York, New York County, and hereby and thereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. Each party hereby waives to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement.

9.2 This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant (including, but not limited to, the Mixed and Shared Funding Exemptive Order) and the terms hereof shall be interpreted and construed in accordance therewith.

ARTICLE X

PRIVACY AND CONFIDENTIAL INFORMATION

10.1 The parties each acknowledge that they must comply with the information security standards of the Gramm-Leach-Bliley Act (15 USC 6801, 6805(b)(1)) (“Gramm-Leach-Bliley Act”) and all regulations under said act, as well as all other statutory and regulatory acts and requirements including the SEC Regulation S-P sections regarding “non-public personal information” (“Protected Information”), as well as each Trust’s own internal information security programs and guidelines. The Company will reasonably assist each Trust in conforming to and complying with any and all information protection policies, including delivery of each Trust(s) privacy promise.

10.2 Each party agrees to not disclose or use Protected Information except in the ordinary course of business as necessary to carry out the terms of this Agreement and in compliance with Regulation S-P including, but not limited to, Section 11 of Regulation S-P, and other applicable Federal and state statutes and regulations regarding privacy of consumer information.

10.3 Confidential information shall mean information that a party (“Discloser”) discloses to another party (“Recipient”), or to which the Recipient obtains access to and relates to the Discloser, each Trust(s), the Advisor, and/or a third-party supplier or licensor who has made confidential or proprietary information available to another party. Confidential information includes, but is not limited to:

(a)	Any and all proprietary information
(b)	Data
(c)	Trade secrets
(d)	Business information
(e)	Customer and Customer account information

The Recipient shall not disclose or use confidential information other than in the course of ordinary business to carry out the purpose for which the confidential information was provided to the Recipient. The Recipient shall not disclose Customer information on other than a “need to know” basis and then only to:

(a)	Recipient’s employees or officers.
(b)	Affiliates of Recipient provided they would be restricted in use and redisclosure to the same extent as the Recipient.
(c)	Selected subcontractors who have entered into confidentiality agreements no less restrictive that the terms of this Agreement.
(d)	Any exceptions as listed in 15 USC 6802(e) and/or other associated regulations established under the Gramm-Leach-Bliley Act or other Federal and/or state statutes.

Before any disclosure of confidential information as required by law, the Recipient must notify the Discloser of any actual or threatened legal compulsion of disclosure and/or any legal obligation of disclosure immediately upon becoming obligated. The Recipient must also cooperate with the Discloser’s reasonable, lawful effort to resist, limit, or delay disclosure. Any requests or demands for confidential information by any applicable regulator shall not require notification or any other action by each Trust or the Advisor.

These confidentiality obligations do not apply to information which:

(a)	Recipient already rightfully possesses when given by Discloser.
(b)	Recipient develops independently of the Discloser.
(c)	Becomes “public information” by methods other than by breach of this section.
(d)	Recipient rightfully receives from a third party without the obligation of confidentiality.

Each party shall establish administrative, physical and technical safeguards to ensure the security and confidentiality of all Confidential Information, and to protect against unauthorized access to or disclosure of Confidential Information. Recipient will promptly notify Discloser of any unauthorized use, access or disclosure of Confidential Information.

ARTICLE XI

ANTI-MONEY LAUNDERING REGULATIONS

11.1 To allow each Trust to comply with applicable “Know Your Customer” and/or any Federal or state Anti-Money Laundering laws and regulations, the Company will, upon request by any Trust, the independent Board of Trustees of each Trust, or the Distributor provide, in a timely manner, any documentation deemed necessary regarding the Company’s “Know Your Customer” and/or Your Anti-Money Laundering policies and procedures. The Company agrees to:

(a)	Have in place established policies and procedures designed to prevent and detect money laundering.
(b)	Meet applicable anti-money laundering legal and regulatory requirements.
(c)	Have procedures in place to ensure that none of your Customers that invest within any Trust’s shares appear on or are covered by any list or prohibited persons, entities, and/or jurisdictions maintained and administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”).
(d)	Identify and continue to identify and retain all documentation necessary to identify your Customers and their sources of funds.
(e)	Monitor for suspicious transactions and to assist each Trust in monitoring for such transactions upon request from each Trust, the transfer agent, or the independent Board of Trustees of each Trust(s).

11.2 At time of acceptance of the Agreement, the Company does not believe, nor have any current reason to believe, and will immediately notify each Trusts if the Company comes to have any reason to believe that any of the Company’s Customers that invest within any Trust’s shares through the Company are engaged in money-laundering activities or are associated with any terrorist and/or other individuals, entities or organizations sanctioned by the United States or any other jurisdictions in which the Company does business, or appear on any lists of prohibited persons, entities and/or jurisdictions maintained and administered by OFAC.

The provisions of this section shall survive the termination of this Agreement.

ARTICLE XII

USE OF NAMES

12.1 Use of Company Marks.

(a)	Except as otherwise expressly provided for in this Agreement, the Trust, Distributor or Advisor or any of their respective affiliated parties (for this Article XII, each a “Voya Party” and collectively the “Voya Parties”) shall not use any trademark, trade name, service mark, or logo of the Company, or any variation of any such trademark, trade name, service mark, or logo without the Company’s prior written consent, which consent may not be unreasonably withheld. The Company hereby consents to the Voya Parties’ use of the NYL Marks during the term of this Agreement, subject to the terms of Article 12.1 (b, c, d, e) of this Agreement. Such consent will terminate automatically when this Agreement is terminated pursuant to its terms.
(b)	At least ten (10) Business Days prior to use of an NYL Mark, the Voya Party will seek written permission from the Company for its use. No material containing a NYL Mark will be used in any communication with third parties until the Company consents in writing; provided, however, that the Company shall notify the Voya Party in writing, within nine (9) Business Days of receipt (i) of its consent to use, or, (ii) of its reasonable objection to such use. If the Company objects to the Voya Party’s use of the NYL Marks, the Voya Party will look to correct such use as instructed by the Company and resubmit the intended materials of re-review. The NYL Marks may be used and displayed only in the form approved by the Company in writing. If applicable, the Company may provide written branding standards and requirements with respect to the use of NYL Marks, and the Voya Parties will comply with all such branding standards and requirements. Notwithstanding the foregoing, the Voya Parties may use the Company Marks to identify the Company as may be required by applicable law or regulation.
(c)

Upon the termination of the Agreement, or Company’s earlier revocation of consent, the Voya Parties will cease all new, active use of the NYL Marks within 10 days (or such later date as agreed by the Parties) after the effective date of termination or revocation; and the Voya Parties will cease all use of previously printed applications, flyers, and other materials bearing the NYL Marks within 90 days (or such later date as agreed to by the Parties) after the effective date of termination or revocation.
(d)	The Voya Parties acknowledge that the NYL Marks and all rights therein belong exclusively to the Company, and that this Agreement does not confer upon the Voya Parties any rights, goodwill or other interest in the NYL Marks. The Voya Parties will not (i) contest, impair or jeopardize in any way the Company’s right, title and interest in and to the NYL Marks, (ii) cause the validity or enforceability of the NYL Marks or the Company’s ownership thereof to be called into question, or (iii) invalidate, impair, tarnish, disparage, degrade, dilute or injure the NYL Marks (or the goodwill associated therewith) or the reputation of the Company.
(e)	The Voya Parties will indemnify and hold the Company harmless from and against all actual and threatened losses arising out of or related to a third party claim alleging infringement, misappropriation, or violation of that third party’s intellectual property rights or other rights based upon the Voya Parties’ use of the NYL Marks.

12.2 Use of the Voya Marks.

(a)	Except as otherwise expressly provided for in this Agreement, the Company shall not use any name, trademark, trade name, service mark, or logo, or any variation of such trademark, trade name, service mark, or logo of Voya Parties including but not limited to the mark “Voya™” (collectively, the “Voya Marks”), without the prior written consent of the Voya Parties, which consent may not be unreasonably withheld. The Voya Parties hereby consent to the Company’s use of the Voya Marks during the term of this agreement, subject to the terms of this Article XII (b, c, d, e) of this agreement. Such consent will terminate automatically when this agreement is terminated pursuant to its terms.
(b)	At least ten (10) Business Days prior to use of a Voya Mark, the Company will seek written permission from the Voya Parties for its use. No material containing a Voya Mark will be used in any communication with third parties until the Voya Parties consent in writing; provided, however, that the Voya Parties shall notify the Company in writing, within nine (9) Business Days of receipt (i) of its consent to use, or, (ii) of its reasonable objection to such use. If the Voya Parties objects to the Company’s use of the Voya Marks, the Company will look to correct such use as instructed by the Voya Parties and resubmit the intended materials of re- review. The Voya Marks may be used and displayed only in the form approved by the Voya Parties in writing. If applicable, the Voya Parties may provide written branding standards and requirements with respect to the use of the Voya Marks, and the Company will comply with all such branding standards and requirements.Notwithstanding the foregoing, the Company may use the Voya Marks to identify the Voya Parties as may be required by applicable law or regulation.

(c)	Upon the termination of the Agreement, or the Voya Parties’ earlier revocation of consent, the Company will cease all new, active use of the Voya Marks within 10 days (or such later date as agreed by the Parties) after the effective date of termination or revocation; and the Company will cease all use of previously printed applications, flyers, and other materials bearing the Voya Marks within 90 days (or such later date as agreed to by the Parties) after the effective date of termination or revocation.
(d)	The Company acknowledges that the Voya Marks and all rights therein belong exclusively to the Voya Parties, and that this Agreement does not confer upon the Company any rights, goodwill or other interest in the Voya Marks. The Company will not (i) contest, impair or jeopardize in any way the Voya Parties’ right, title and interest in and to the Voya Marks, (ii) cause the validity or enforceability of the Voya Marks or the Voya Parties’ ownership thereof to be called into question, or (iii) invalidate, impair, tarnish, disparage, degrade, dilute or injure the Voya Marks (or the goodwill associated therewith) or the reputation of the Voya Parties.
(e)	The Company will indemnify and hold the Voya Parties harmless from and against all actual and threatened losses arising out of or related to a third party claim alleging infringement, misappropriation, or violation of that third party’s intellectual property rights or other rights based upon the Company’s use of the Voya Marks.

ARTICLE XIII

TERMINATION

13.1 This Agreement shall terminate:

(a)	At the option of any party, with or without cause, with respect to some or all Designated Portfolios, upon ninety (90) days advance written notice delivered to the other parties; provided, however, that such notice shall not be given earlier than six (6) months following the date of this Agreement.
(b)	At the option of the Company by written notice to the other parties with respect to any Designated Portfolio based upon the Company’s determination that shares of such Designated Portfolio are not reasonably available to meet the requirements of the contracts.
(c)	At the option of the Company by written notice to the other parties with respect to any Designated Portfolio in the event any of the Designated Portfolio’s shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by the Company.
(d)

Upon sixty days’ advance written notice, unless a shorter time is mutually agreed by the parties, at the option of each Trust, Adviser, or Distributor in the event that formal administrative proceedings are instituted against the Company by FINRA, the SEC, the Insurance Commissioner or like official of any state securities or insurance department or any other regulatory body regarding the Company’s duties under this Agreement or related to the sale of the Contracts, the operation of any Account(s), or the purchase of each Trust shares, if, in each case, each Trust or Distributor, as the case may be, reasonably determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Company to perform its obligations under this Agreement.
(e)	Upon sixty days’ advance written notice, unless a shorter time is mutually agreed by the parties, at the option of the Company in the event that formal administrative proceedings are instituted against each Trust, the Distributor or the Adviser by FINRA, the SEC, or any state securities or insurance department or any other regulatory body, if the Company reasonably determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of each Trust or Distributor to perform their obligations under this Agreement.
(f)	At the option of the Company by written notice to each Trust with respect to any Designated Portfolio if the Company reasonably believes that the Designated Portfolio will fail to meet the Section 817(h) diversification requirements or Subchapter M qualifications specified in Article VI hereof.
(g)	At the option of either each Trust or Distributor or Adviser, if each Trust or Distributor or Adviser, respectively, shall determine, in its sole judgment reasonably exercised in good faith, that the Company has suffered a material adverse change in its business or financial condition or is the subject of material adverse publicity and that material adverse change or publicity will have a material adverse impact on the Company’s ability to perform its obligations under this Agreement. Each Trust or Distributor shall notify the Company of that determination and its intent to terminate this Agreement, and after considering the actions taken by the Company and any other changes in circumstances since the giving of such a notice, the determination of each Trust or Distributor shall continue to apply on the ninetieth (90th) day following the giving of that notice, which sixtieth day shall be the effective date of termination.
(h)	At the option of the Company, if the Company shall determine, in its sole judgment reasonably exercised in good faith, that each Trust, Distributor or the Adviser has suffered a material adverse change in its business or financial condition or is the subject of material adverse publicity and that material adverse change or publicity will have a material adverse impact on each Trust’s, Distributor’s or Adviser’s ability to perform its obligations under this Agreement. The Company will notify each Trust, Distributor or Adviser, as appropriate, of that determination and its intent to terminate this Agreement, and after considering the actions taken by each Trust, Distributor or Adviser and any other changes in circumstances since the giving of such a notice, the determination of the Company shall continue to apply on the ninetieth (90th) day following the giving of that notice, which ninetieth day shall be the effective date of termination.
(i)

At the option of any non-defaulting party hereto in the event of a material breach of this Agreement by any party hereto (the “defaulting party”) other than as described in Section 10.1(a)-(j); provided, that the non-defaulting party gives written notice thereof to the defaulting party, with copies of such notice to all other non-defaulting parties, and if such breach shall not have been remedied within thirty (30) days after such written notice is given, then the non-defaulting party giving such written notice may terminate this Agreement by giving thirty (30) days written notice of termination to the defaulting party.
(j)	At any time upon written agreement of all parties to this Agreement.

13.2 Effect of Termination

Notwithstanding any termination of this Agreement, other than as a result of a failure by either each Trust or the Company to meet Section 817(h) of the Code diversification requirements, each Trust and Distributor shall, at the option of the Company, continue to make available additional shares of the Designated Portfolio(s) pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as “Existing Contracts”). Specifically, without limitation, the owners of the Existing Contracts shall be permitted to reallocate investments in the Designated Portfolio(s), redeem investments in the Designated Portfolio(s) and/or invest in the Designated Portfolio(s) upon the making of additional purchase payments under the Existing Contracts. The parties agree that this Section 12.3 shall not apply to any terminations under Article VII and the effect of such Article VII terminations shall be governed by Article VII of this Agreement.

13.3 Surviving Provisions

Notwithstanding any termination of this Agreement, each party’s obligations under Article VIII to indemnify other parties shall survive and not be affected by any termination of this Agreement. In addition, with respect to Existing Contracts, all provisions of this Agreement shall also survive and not be affected by any termination of this Agreement.

ARTICLE XIV

NOTICES

Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other parties.

If to a Trust:

Voya funds

Attn: Legal Department

7337 E Doubletree Ranch Road #100

Scottsdale, AZ 85258

If to Voya Investments Distributor, LLC:

Voya Investments Distributor, LLC

Attn: Legal Department

7337 E Doubletree Ranch Road #100

Scottsdale, AZ 85258

If to Voya Investments, LLC:

Voya Investments, LLC

Attn: Legal Department

7337 E Doubletree Ranch Road #100

Scottsdale, AZ 85258

If to the Company:

Janis Rubin

New York Life Insurance and Annuity Corporation

51 Madison Avenue

New York, New York 10010

ARTICLE XV

MISCELLANEOUS

14.1 Subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential the names and addresses of the owners of the Contracts and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such names and addresses and other confidential information without the express written consent of the affected party until such time as such information may come into the public domain. Without limiting the foregoing, no party hereto shall disclose any information that another party has designated as proprietary.

14.2 The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

14.3 This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts taken together shall constitute one and the same Agreement. Counterparts may be executed in either original or electronically transmitted form (e.g., faxes or emailed portable document format (PDF) form), and the parties hereby adopt as original any signatures received via electronically transmitted form.

14.4 If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

14.5 Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, FINRA and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby. Notwithstanding the generality of the foregoing, each party hereto further agrees to furnish any applicable state insurance department as may apply with any information or reports in connection with services provided under this Agreement which may be requested by the state in order to ascertain whether the variable annuity operations of the Company are being conducted in a manner consistent with any applicable law or regulations.

14.6 The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

14.7 This Agreement or any of the rights and obligations hereunder may not be assigned by any party without the prior written consent of all parties hereto.

14.8 The Company agrees that the obligations assumed by each Trust and/or Distributor pursuant to this Agreement shall be limited in any case to each Trust and/or Distributor and their respective assets and the Company shall not seek satisfaction of any such obligation from the shareholders of each Trust and/or Distributor, the directors, officers, employees or agents of each Trust and/or Distributor, or any of them.

14.10 Each Trust and Distributor agree that the obligations assumed by the Company pursuant to this Agreement shall be limited in any case to the Company and its assets and neither each Trust nor the Distributor shall seek satisfaction of any such obligation from the shareholders of the Company, the directors, officers, employees or agents of the Company, or any of them.

14.11 No provision of this Agreement may be deemed or construed to modify or supersede any contractual rights, duties, or indemnifications, as between each Trust and the Distributor.

14.12 This Agreement embodies the entire agreement and understanding between the parties and supersedes all prior agreements and understandings relating to the subject matter hereof, including the Participation Agreement, dated March 15, 2012, as amended, between the Company, VID, VIL and VPI, provided that the parties may embody in one or more separate documents their agreement, if any, with respect to delegated duties.

14.13. For purposes of this section, the terms Summary Prospectus and Statutory Prospectus shall have the same meaning as set forth in Rule 498.

(a)

The Trusts shall provide Company with electronic copies of the Summary Prospectuses in the same manner and at the same times as the Participation Agreement requires the Trust provide Company with Statutory Prospectuses. If a

Trust makes any changes to the Summary Prospectus by way of a filing pursuant to Rule 497 under the Securities Act of 1933, the Trust shall provide the Company with an electronic version of the revised Summary Prospectus and/or provide the Company with a supplement setting forth the changes in the Rule 497 filing.
(b)	The Trusts represent and warrant that the Summary Prospectuses and, if the Trust makes the Summary Prospectuses available through a website, its web site hosting of such Summary Prospectuses, will comply with the Requirements of Rule 498 applicable to the Trusts and the Designated Portfolios. The Trusts further represent and warrant that they have appropriate policies and procedures in place to ensure that such web site continuously complies with Rule 498.
(c)	The Trusts agree that the URL indicated on each Summary Prospectus will lead Insurance Company Contract Owners (“Contract Owners”) directly to the web page used for hosting Summary Prospectuses and that such web page will host the current Trusts’ and Series’ documents required to be posed in compliance with Rule 498. The Trusts agree that such web page will not contain marketing or promotional materials relating to other products offered by the Trusts.
(d)	The Trusts represent and warrant that they will be responsible for compliance with the provisions of Rule 498(f)(i) involving Contact Owner requests for additional Trust documents made directly to a Trust or one of its affiliates. The Trusts further represent and warrant that any information obtained about Contract Owners pursuant to this provision will be used solely for the purposes of responding to requests for additional Trust documents.
(e)	The Company represents and warrants that it will respond to requests for additional Trust documents made by Contract Owners directly to the Company or one of its affiliates.
(f)	The Company represents and warrants that any binding together of Summary Prospectuses and/or Statutory Prospectuses for which the Company is responsible will be done in compliance with Rule 498.
(g)	At the Company’s request, the Trusts will provide the Company with URLs to the current Trust and Designated Portfolio documents for use with the Company’s electronic delivery of Trust documents or on the Company’s website. The Trusts will be responsible for ensuring the integrity of the URLs and for maintaining the Trusts and Designated Portfolios’ current documents on the site to which such URLs originally navigate to.
(h)	If a Trust determines that it will end its use of Summary Prospectus delivery option, the Trust will provide Company with at least 60 days’ advance notice of its intent.
(i)	The parties agree that the Company is not required to distribute Summary Prospectuses to Contact Owners, but rather that the use of the Summary Prospectuses will be at the discretion of Company. Company agrees that it will give the Trusts sufficient notice of its intended use of the Summary Prospectuses or the Statutory Prospectuses.

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IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date specified below.

The Company

By its authorized officer,

By:

Title:

Date:

Voya Variable Portfolios, Inc., on behalf of its Designated Portfolio(s) listed on Schedule A by its authorized officer,

By:

Title:

Date:

Voya Variable Products Trust, on behalf of its Designated Portfolio(s) listed on Schedule A by its authorized officer,

By:

Title:

Date:

Voya Investments Distributor, LLC

By its authorized officer,

By:

Title:

Date:

Voya Investments, LLC

By its authorized officer,

By:

Title:

Date:

SCHEDULE A

CONTRACTS, SEPARATE ACCOUNTS

AND DESIGNATED PORTFOLIOS

Contracts:

CorpExec Variable Universal Life II-V

Corp Exec Variable Universal Life VI

CorpExec Accumulator Variable Universal Life

Corporate Sponsored Private Placement Variable Universal Life Insurance 1

Corporate Sponsored Private Placement Variable Universal Life Insurance 2

Corporate Sponsored Private Placement Variable Universal Life Insurance 3

Separate Accounts

Corporate-Sponsored VUL Separate Account I

Private Placement VUL Separate Account I

Private Placement VUL Separate Account II

Designated Portfolio(s)/Class:

Voya Russell Mid Cap Index Portfolio, a series of Voya Variable Portfolios, Inc. (Class I)

Voya MidCap Opportunities Portfolio, a series of Voya Variable Products Trust (Class I)

Voya Small Company Portfolio (Class I)

SCHEDULE B

EXPENSES

Each Trust and/or the Distributor and the Company will coordinate the functions and pay the costs of the completing these functions based upon an allocation of costs in the tables below. Costs shall be allocated to reflect each Trust’s share of the total costs determined according to the number of pages of each Trust’s respective portions of the documents.

ITEM	FUNCTION	CO-ORDINATING PARTY	EXPENSES PAID BY
Mutual Fund Prospectus	Printing of combined prospectuses	Trust provides PDF Company prints	Company Trust reimburses prorata

	Providing of adequate supply of prospectuses and SAIs for designated portfolios and Trust	Company	N/A

	Distribution (includes postage) to new and inforce clients	Company	Trust

	Distribution (includes postage) to prospective clients	Company	Company

Trust Prospectus Annual Update and Distribution		Trust provides PDF Company prints & distributes	Company Trust reimburses prorata

Product Prospectus Update & Distribution		Company	Company

Mutual Fund SAI		Trust	Trust

Product SAI		Company	Company

Trust Proxy Material	Trust	Trust

Trust Annual and/or Semi Annual reports	Trust provides Company distributes	Trust

SCHEDULE C

FEE SCHEDULE

As compensation for the services provided under this Agreement (including those services described in Schedule D), the Distributor shall pay the Company the fees set forth below.

1.	Distribution 12b-1 Fee: Subject to the qualifications below, as compensation for the Distribution Services rendered herein, Distributor will pay Company a quarterly 12b-1 distribution fee at the rate set forth in each applicable Fund’s Prospectus and related Rule 12b-1 plan established pursuant to Rule 12b-1 under the 1940 Act (“Rule 12b-1 Plan”) (the “Distribution 12b-1 Fee”). To the extent that Company receives a Distribution 12b-1 Fee, it will pass the entire amount to the company distributing shares of the separate accounts that invest in the Voya funds. The parties acknowledge that any Distribution 12b-1 Fee compensation paid to it will only derive from applicable amounts paid to the Distributor from the applicable Fund. The parties also acknowledge and agree that the Distributor shall not be responsible for the payment of any such fee unless and until the Distributor has received such fee from the applicable Fund, and the Company agrees to waive payment of such fee unless and until the Distributor has received payment from the applicable Fund.

2.	Shareholder Servicing Fee: The Shareholder Servicing Fee (as defined below) provided to Company pursuant to this Agreement is for Shareholder Services described in Schedule D and is not for or conditioned upon the performance of marketing or other distribution-related activities on behalf of the Portfolios. Subject to the qualifications below, as compensation for the Shareholder Services rendered herein, Distributor will pay Company a quarterly shareholder servicing fee at the rate set forth in each applicable Fund’s Prospectus and related shareholder servicing plan (whether or not adopted pursuant to Rule 12b-1) (the “Shareholder Servicing Fee”). The parties acknowledge that any Shareholder Servicing Fee compensation paid to it will only derive from applicable amounts paid to the Distributor from the applicable Fund. The parties also acknowledge and agree that the Distributor shall not be responsible for the payment of any such fee unless and until the Distributor has received such fee from the applicable Fund, and the Company agrees to waive payment of such fee unless and until the Distributor has received payment from the applicable Fund.

3.	Payment: Distributor will pay the Distribution 12b-1 Fee and the Shareholder Servicing Fee within 30 days of the end of each calendar quarter and shall pay any amounts due for such services provided up to the termination of this Agreement.

SCHEDULE D

LIST OF SERVICES

1. The Company shall be responsible for performing certain shareholder services (“Shareholder Services”) with respect to the Accounts, which shall include without limitation:

●	Assisting Customers in designating and changing dividend options, account designations and addresses;

●	Establishing and maintaining accounts and records relating to Customers;

●	Answering questions and handling correspondence from Customers about their accounts and the Trust(s);

●	Maintaining participant account records that reflect allocations to the Trust(s);

●	Facilitating the tabulation of votes in the event of a meeting of shareholders;

●	Transmitting proxy statements and other proxy solicitation materials, annual and semi-annual reports, the Trust(s)’ then current prospectuses and/or summary prospectuses (in each case, the “Prospectus”) and other communications from the Trust(s) to Customers as may be required by all applicable federal and state laws, rules, and regulations, including the rules of a self-regulatory organization (“Applicable Law”) and by agreement between the Company and the Customers;

●	Receiving Customer purchase and redemption requests for shares that reflect allocations to the Trust(s); and

●	Providing such other related services upon which the Distributor and the Company or Company Distributor may mutually agree.

2. The Company and/or its distributor shall perform some or all of the following sales support services (“Distribution Services”) related to the distribution of shares to the Separate Accounts that invest in the Trust(s), which shall include without limitation:

●	Preparing advertising, educational and marketing materials that lists the Trust(s);

●	Assisting Customers in completing application forms including allocations to the Trust(s);

●	Developing, preparing, printing and mailing of advertisements, sales literature and other promotional materials describing and/or relating to the Trust(s);

●	Providing participant bench-marking tools, calculators and newsletters;

●	Training sales personnel regarding a Trust(s); and

●	Any other activity that the Distributor determines is primarily intended to result in the sale of a Trust(s)‘s shares pursuant to Rule 12b-1.

3.	The Company shall provide all personnel, facilities and equipment reasonably necessary in order for it to perform the functions described in this section with respect to the Customers. The Company shall exercise reasonable care in performing all such services.